RETENTION AGREEMENT
THIS RETENTION AGREEMENT (the “Agreement”) is entered into on February 19 , 2019 (the “Effective Date”) by and between Cardinal Ethanol, LLC, an Indiana limited liability company (the “Company”) and     Jeremey Herlyn    , a resident of the State of Indiana (the “Employee”).
W I T N E S S E T H:
WHEREAS, the Company owns an ethanol production facility in Union City, Indiana (the “Facility”);
WHEREAS the Company is exploring opportunities with regard to the sale of substantially all of the assets of the Company including, but not limited to, the Facility (the “Transaction”);
WHEREAS, the Company desires to employ and retain the Employee so that it will have the benefit of the Employee’s ability, experience and services through the Retention Period (as defined herein); and
WHEREAS, in exchange for the Employee’s ongoing employment during the Retention Period (as defined herein), the Company shall pay the Employee a Retention Bonus (as defined herein) pursuant to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:
Section 1:    Retention Period

The “Retention Period” shall commence on the Effective Date and continue until December 31, 2019.
Section 2:    Retention Bonus

(a)    Conditions. The Employee shall be awarded a “Retention Bonus” provided that:
(i) the Employee has been continuously employed and is in good standing with the Company, as determined in the sole discretion of the Company, throughout the earlier of the date of the closing of the Transaction (the “Closing”) or the end of the Retention Period (except as otherwise provided in Section 5(b) herein if applicable); and
(ii) the Employee is not otherwise in breach of this Agreement.
(b)    Payment. If the conditions in Section 2(a) herein are met, the Retention Bonus shall be payable, in cash:

(i) within thirty (30) days following the earlier of the Closing or the end of the Retention Period; or
(ii) in accordance with Section 5(b) herein if applicable.
Payment of the Retention Bonus will not reduce amounts to which the Employee is entitled under any other compensation program or plan, including but not limited to a profit sharing plan, bonus plan, 401(k) plan, or other employee benefit or compensation plan. The Retention Bonus shall be subject to reduction by all applicable withholding, benefit contributions, social security, other federal, state and local taxes and deductions and any other amounts required by law to be withheld.
Section 3:     Amount of Retention Bonus

(a)    No Closing. In the event that the Closing does not occur during the Retention Period, the amount of the Retention Bonus shall be equal to: Seventeen Thousand Five Hundred dollars ($17,500.00), less all applicable withholdings and deductions required by law.

(b)    Closing. If the Closing occurs during the Retention Period, the total amount of the Retention Bonus shall be equal to Seventy-six Thousand dollars ($76,000.00), less all applicable withholdings and deductions required by law.

Section 4:    Employee Acknowledgment; Termination of Employment

The Employee acknowledges and agrees that the Employee’s employment with the Company remains at will and that this Agreement does not constitute a contract of employment for a specific duration. The Employee’s employment may be terminated at any time, for any reason, including but not limited to the following:

(a)Voluntary Resignation by Employee. The Employee may voluntarily terminate his/her employment with the Company for any reason by giving the Company thirty (30) days’ written notice in advance of such voluntary termination.

(b)Death or Disability. The Employee’s employment hereunder shall terminate upon the Employee’s death or Disability (as defined herein). For purposes of this Agreement, “Disability” shall mean a determination by the Social Security Administration of the Employee’s total and permanent disability.

(c)Termination for Cause. The Company may terminate the Employee’s employment for Cause (as defined herein) or without Cause. For purposes of this Agreement, “Cause” shall mean: (i) Employee’s refusal to perform his/her employment duties; (ii) failure of Employee to perform his/her employment duties in a reasonably acceptable manner; or (iii) Employee’s commission of any of the following:

(i)an act of fraud, embezzlement or theft in connection with Employee’s duties or in the course of his/her employment with the Company;

(ii)damage to property of the Company or any other misconduct that causes economic harm to the Company or that brings discredit to the Company’s reputation;

(iii)violation of any law, rule or regulation (other than traffic violations) or a final cease and desist order, including, but not limited to, a conviction of Employee for commission of a crime, either civil or criminal, involving moral turpitude;

(iv)breach of fiduciary duty or duty of loyalty, if any, owed to the Company; or

(v)    breach of this Agreement by the Employee.

Section 5:    Payment of the Retention Bonus Upon Termination of Employment

(a)     Effect of Termination on Base Salary, Performance Bonus & Benefits. Upon termination of employment, for any reason, the Employee shall have no rights to continuation of any base salary, performance bonus or benefits, except those accrued and unpaid as of the date of termination of Employee’s employment (the “Termination Date”).

(b)     Termination Without Cause.     In the event the Employee’s employment is terminated during the Retention Period by the Company without Cause, the Company shall be obligated to pay the Employee the Retention Bonus that would have otherwise been due to Employee as provided herein. The Company shall pay the Employee, within thirty (30) days following the Termination Date, the amount that would have been paid to Employee pursuant to Section 3(a) herein. If the Closing then subsequently occurs during the Retention Period, the Company shall pay the Employee, within thirty (30) days following the Closing, the difference between the amount of the Retention Payment the Employee has received and the amount the Employee would have been entitled under Section 3(b) herein.

(c)     Termination for Cause, Death or Disability. In the event the Employee’s employment is terminated by the Company for Cause or terminated as a result of Employee’s death or Disability, the Employee shall not be entitled to receive any portion of the Retention Bonus.

(d)     Termination by the Employee. If the Employee’s employment is terminated by the Employee for any reason, prior to the end of the Retention Period, the Employee shall not be entitled to receive any portion of the Retention Bonus.

Section 6:    Non-Disclosure Requirements

(a)     Nondisclosure. From and after the Effective Date, the Employee shall hold all Confidential Information (as defined herein) in strict confidence and shall not reveal or disclose any Confidential Information to any third party. "Confidential Information" includes, but is not limited to, business methods, systems, programs, projects, customer lists, pricing data, financial information, marketing or merchandising plans and practices, manuals, memoranda, vendor and customer lists and purchase histories, payroll information, promotional and training materials, costs, expenses, sales records and information, financial or competitive condition, policies and practices, forms, service records, billing rates, cost rates, mailing lists, reports, formulas, technology, improvements, and information relative to any past, present or prospective customers, computer programs, trade secrets, other information licensed to or otherwise disclosed to or developed by the Employee or otherwise related to the business of the Company, and any other information that does or may have economic value by reason of not being publicly known that relates in any way to the Company. Confidential Information shall include the existence and terms of the Transaction and any agreements related thereto, including but not limited to the existence and terms of this Agreement. Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the Employee; or (ii) is required to be disclosed by court order or operation of law. The Employee agrees to promptly return to the Company all Confidential Information, in whatever form, upon termination of this Agreement.

(b)    Survival. The obligations of the Employee pursuant to this Section 6 shall survive termination of this Agreement.

Section 7:    Successors and Assigns; Beneficiaries

This Agreement shall be binding upon and shall inure to the benefit of the Company, its successor and its permitted assignees. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
Section 8:    Ability to Offset

Any amount payable at any time under this Agreement shall be subject to a right of set‑off or counterclaim in respect of any debts or liabilities to the Company by the Employee, his/her beneficiaries or his/her legal representatives.

Section 9:    Entire Agreement

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by the Company and the Employee.
Section 10:    Severability

In the event that any provision of this Agreement, or the application hereof to any individual or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal, or unenforceable provision shall be fully severable; and this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 11:    Notices

All notices which may be necessary or proper for either the Company or the Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, and shall be deemed given when sent, to the addresses listed below:

If to the Company:	Cardinal Ethanol, LLC 1554 N. County Road 600 E. Union City, IN 47390

If to the Employee :	Jeremey Herlyn 12201 East County Road 125 South Selma, IN 47383

Section 12:    Governing Law

This Agreement shall be governed by and enforceable in accordance with the laws of the State of Indiana, without giving effect to the principles of conflict of laws thereof. The parties, by their execution of this Agreement, irrevocably submit to the jurisdiction of the courts of the State of Indiana and agree that venue for any dispute between the parties shall be in Randolph County, Indiana.
Section 13:    Waiver

The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

Section 14:    Section 409A Compliance

This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

Section 15:    Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 16:    Termination of Agreement

Notwithstanding anything else to the contrary herein, the Company and the Employee agree that this Agreement shall terminate on December 31, 2019.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement on the Effective Date.
EMPLOYEE:
/s/ Jeremey Herlyn

COMPANY:

Cardinal Ethanol, LLC

By:        /s/ Jeffrey Painter
Jeffrey Painter, CEO and President